UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

OLD POINT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street

Hampton, Virginia 23663

(Address of principal executive offices) (Zip Code)

(757)728-1200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 10, 2006, Mr. Cary B. Epes, Executive Vice President/Chief Lending Officer, notified the Registrant at its monthly Board meeting that he has decided to retire from the Registrant effective February 28, 2007. Mr. Epes has served as EVP/CLO for the Registrant for 14 years and we are grateful for his dedicated service to Old Point Financial Corporation, its employees and stockholders.

On November 1, 2006, Mr. Gerald E. Hansen notified the Registrant that he has decided to retire from the Registrant effective April 24, 2007, and therefore will not stand for re-election to the Board of Directors at the Registrant’s Annual Meeting scheduled to be held on April 24, 2007. Mr. Hansen will continue to serve as a member of the Board until the date of the Annual Meeting. Mr. Hansen has served as a director for the Registrant for six years and we are grateful for his dedicated service to Old Point Financial Corporation, its employees and stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant
Date: December 7, 2006

/s/ Robert F. Shuford
Robert F. Shuford
Chairman of the Board
President & Chief Executive Officer